Exhibit 99.2

For More Information:

Brett Maas or David Fore
Hayden IR
(646) 536-7331
brett@haydenir.com

WidePoint Corporation Reports 2Q17 Financial Results

McLean, VA, August 14, 2017 – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the second quarter ended June 30, 2017.

Recent Highlights

•	Appointed Jin Kang as new CEO and President of WidePoint Corporation on July 1st, 2017

•	Implemented major costs reductions during July, adding to reductions taken in the second quarter of 2017, to improve operational profitability outlook for the second half of 2017, stabilizing the financial condition of the business

•	Extinguished all remaining long-term debt and established a new $5 million dollar credit facility with zero borrowings outstanding

•	Launched Trusted Mobility Management offering, or TM2, consolidating platforms, improving operational efficiency, and creating a unique and improved value proposition for customers

•	Reorganized credentialing operations and initiated several new sales and marketing campaigns, including search engine optimization, to improve revenue growth and financial performance

•	Added, re-negotiated, and eliminated several channel partners as part of a repositioning of the Company’s new TM2 value proposition to the marketplace

•	Secured several new contracts and successfully expanded wallet-share with several current customers that provides additional services

•	Entered into standstill agreement with Nokomis Capital and added two new independent directors

Second Quarter 2017 Financial Highlights

•	Net revenue was approximately $18.9 million compared to $17.5 million in the second quarter of 2016

•	Gross profit was approximately $3.3 million compared to $3.4 million in the second quarter of 2016

•	Operating expenses were approximately $4.5 million compared to $4.2 million in the second quarter of 2016

•	Operating loss was approximately $(1.3 million) compared to $(0.9 million) in the second quarter of 2016

•	Net loss was approximately $(1.3 million), or $(0.02) per basic and diluted share, compared to a loss of $(0.9 million), or $(0.01) per basic and diluted share

•	Adjusted EBITDA loss was approximately $(0.4 million) compared to approximately $(0.5 million) in the second quarter of 2016.

Six Months 2017 Financial Highlights

•	Net revenue was approximately $37.5 million compared to $38.0 million in the six months of 2016

•	Gross profit was approximately $6.7 million compared to $7.6 million in the six months of 2016

•	Operating expenses were approximately $9.2 million compared to $9.1 million in the six months of 2016

•	Operating loss was approximately $(2.4 million) compared to $(1.5 million) in the six months of 2016

•	Net loss was approximately $(2.5 million), or $(0.03) per basic and diluted share, compared to a loss of $(1.6 million), or $(0.02) per basic and diluted share

•	Adjusted EBITDA loss was approximately $(1.2 million) compared to approximately $(0.6 million) in the six months of 2016

•	Cash and cash equivalents was approximately $5.5 million as of June 30, 2017.

•	Long-term debt was zero and a new credit facility for $5.0 million was established with no borrowings.

“In the second quarter of 2017 we refocused our efforts on optimizing operations, reducing expenses, and growing our pipeline of business,” stated CEO and President Jin Kang. “We also launched our TM2 vision with a new focus on improving current, high margin, high probability revenue opportunities while expanding overall cross utilization of operational personnel to drive economies of scale and reduce operational costs. We remain focused on improving our finance performance and our return to profitability.”

James McCubbin, WidePoint’s Chief Financial Officer, added, “The recent reductions in expenses should create a leaner and more nimble organization, driving improved financial performance in the second half of 2017. Coupling that with the payoff of our remaining long-term debt and our new untouched credit facility for up to $5 million provides us with the financial room to navigate our way through and support our growth plans that we have recently put into place.”

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of Net loss to Adjusted EBITDA is included on the schedules attached hereto.

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Tuesday, August 15, 2017. Anyone interested in listening to our earnings call should call 1-888-724-9516 if calling within the United States or 1-719-457-2627 if calling internationally. There will be a playback available until August 29, 2017. To listen to the playback, please call 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use PIN code 9187516 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=125768.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the Company’s ability to achieve profitability and positive cash flows; (v) the Company’s ability to raise additional capital on favorable terms or at all; (vii) the Company’s ability to gain market acceptance for its products and (viii) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017.

-tables follow-

WIDEPOINT CORPORATION

CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2017	2016
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,472,363	$9,123,498
Accounts receivable, net of allowance for doubtful accounts
of $75,521 and $344,411 in 2017 and 2016, respectively	8,648,612	5,153,093
Unbilled accounts receivable	6,048,130	8,112,690
Inventories	142,587	123,287
Prepaid expenses and other assets	587,091	385,388
Income taxes receivable	-	42,896

Total current assets	20,898,783	22,940,852

NONCURRENT ASSETS
Land and building held for sale	-	594,376
Property and equipment, net	976,552	736,678
Intangibles, net	3,988,662	4,298,902
Goodwill	18,555,578	18,555,578
Deposits and other assets	93,911	52,456

TOTAL ASSETS	$44,513,486	$47,178,842

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term note payable	$34,975	$131,761
Accounts payable	7,066,408	8,665,449
Accrued expenses	9,379,319	7,872,557
Deferred revenue	1,261,880	1,190,558
Income taxes payable	51,856	5,141
Current portion of long-term debt	-	94,868
Current portion of deferred rent	26,207	40,397
Current portion of capital lease obligations	18,027	4,097

Total current liabilities	17,838,672	18,004,828

NONCURRENT LIABILITIES
Long-term debt related to assets held for sale, net of current portion	-	412,180
Capital lease obligation, net of current portion	61,119	-
Deferred rent, net of current portion	100,380	86,198
Deferred revenue	13,333	-
Deferred income taxes	386,360	398,985

Total liabilities	18,399,864	18,902,191

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 82,946,847 and 82,730,134 shares issued
and outstanding, respectively	82,947	82,730
Additional paid-in capital	94,083,209	93,920,095
Accumulated other comprehensive loss	(181,337)	(309,369)
Accumulated deficit	(67,871,197)	(65,416,805)

Total stockholders’ equity	26,113,622	28,276,651

Total liabilities and stockholders’ equity	$44,513,486	$47,178,842

WIDEPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2017	2016	2017	2016
	(Unaudited)
REVENUES	$18,880,506	$17,539,666	$37,492,745	$38,048,306
COST OF REVENUES (including amortization and depreciation
of $294,803, $288,277, $576,627, and $580,635, respectively)	15,589,330	14,179,119	30,771,965	30,482,781

GROSS PROFIT	3,291,176	3,360,547	6,720,780	7,565,525

OPERATING EXPENSES
Sales and Marketing	628,319	702,465	1,177,178	1,441,514
General and Administrative Expenses (including share-based
compensation of $134,062, $48,447, $219,079 and
$136,326, respectively)	3,789,980	3,441,984	7,622,220	7,199,930
Product Development	56,426	1,000	207,799	258,383
Depreciation and Amortization	71,189	89,719	142,939	184,197

Total Operating Expenses	4,545,914	4,235,168	9,150,136	9,084,024

LOSS FROM OPERATIONS	(1,254,738)	(874,621)	(2,429,356)	(1,518,499)

OTHER INCOME (EXPENSE)
Interest Income	2,566	3,433	9,593	7,606
Interest Expense	(12,849)	(19,828)	(22,417)	(40,158)
Other (Expense) Income	(875)	5,377	3,299	7,345

Total Other Income (Expense)	(11,158)	(11,018)	(9,525)	(25,207)

LOSS BEFORE INCOME TAX PROVISION	(1,265,896)	(885,639)	(2,438,881)	(1,543,706)
INCOME TAX PROVISION	34,279	11,291	15,511	12,734

NET LOSS	$(1,300,175)	$(896,930)	$(2,454,392)	$(1,556,440)

BASIC EARNINGS PER SHARE	$(0.02)	$(0.01)	$(0.03)	$(0.02)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	82,845,449	82,730,134	82,843,631	82,644,978

DILUTED EARNINGS PER SHARE	$(0.02)	$(0.01)	$(0.03)	$(0.02)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	82,845,449	82,730,134	82,843,631	82,644,978

WIDEPOINT CORPORATION

ADJUSTED EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION AND AMORTIZATION

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2017	2016	2017	2016

NET LOSS	$(1,300,200)	$(896,900)	$(2,454,400)	$(1,556,400)
Adjustments to GAAP net income (loss):
Depreciation and amortization	366,200	377,900	719,800	764,600
Income tax provision (benefit)	34,300	11,300	15,500	12,700
Interest income	(2,600)	(3,400)	(9,600)	(7,600)
Interest expense	12,800	19,900	22,400	40,200
Other (expense) income	900	(5,300)	(3,300)	(7,300)
Provision for doubtful accounts	17,100	(6,800)	31,200	(13,400)
Gain on sale of assets held for sale	(66,700)	-	(66,700)
Loss on disposal of leasehold improvements	176,700	-	172,800	-
Severance and exit costs	187,500	-	187,500
Stock-based compensation expense	134,100	48,400	136,300	136,300

Adjusted EBITDA	$(439,900)	$(454,900)	$(1,248,500)	$(630,900)